[LOGO OF AVON]

                               **** IMPORTANT ****

Dear Avon Shareholder:

      Please find enclosed additional proxy material relating to the Annual Meeting scheduled to be held on May 3, 2007 at 10:00 a.m. at the Waldorf Astoria, 301 Park Avenue, New York City.

      To date, the overwhelming majority of votes cast have been in favor of Proposal 3 (Approval of Amendments to the Company's Restated Certificate of Incorporation and By-Laws to Implement the Adoption of a Majority Vote Standard and to Eliminate Cumulative Voting in the Election of Directors). We have not yet, however, obtained the necessary 80% of outstanding shares vote on the proposal needed to approve certain clarifying amendments to the By-Laws.

      Because of the high vote threshold, we are sending this reminder notice and vote instruction form out to our holders that are still unvoted and urge you to vote your proxy immediately. In many cases, our shareholders have the ability to vote over the internet or telephone and we urge you to do so now to save the Company further expense.

      Instructions on how to vote over the phone or internet are enclosed in this package if your broker, bank or other record holder allows for electronic voting.

      Your shares cannot be represented at the Annual Meeting with respect to Proposal 3 unless you vote by one of the methods described above. If you sign and return the enclosed vote instruction form WITHOUT indicating a choice of "for", "against" or "abstain", your shares will be voted as management recommends on all proposals. To ensure your shares are counted at the Annual Meeting, we urge you to vote today.

      If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc. at 800-607-0088.

                                              Regards,

                                              Kim K. Azzarelli
                                              Vice President, Associate General
                                              Counsel and Corporate Secretary


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

                                 [LOGO OF AVON]

                               **** IMPORTANT ****

Dear Avon Shareholder:

      Please find enclosed additional proxy material relating to the Annual Meeting scheduled to be held on May 3, 2007 at 10:00 a.m. at the Waldorf Astoria, 301 Park Avenue, New York City.

      To date, the overwhelming majority of votes cast have been in favor of Proposal 3 (Approval of Amendments to the Company's Restated Certificate of Incorporation and By-Laws to Implement the Adoption of a Majority Vote Standard and to Eliminate Cumulative Voting in the Election of Directors). We have not yet, however, obtained the necessary 80% of outstanding shares vote on the proposal needed to approve certain clarifying amendments to the By-Laws.

      Because of the high vote threshold, we are sending this reminder notice and proxy card out to our holders that are still unvoted and urge you to vote your proxy immediately. In many cases, our shareholders have the ability to vote over the internet or telephone and we urge you to do so now to save the Company further expense. Instructions on how to vote over the phone or internet are located on the enclosed proxy card.

      Your shares cannot be represented at the Annual Meeting with respect to Proposal 3 unless you vote by one of the methods described above. To ensure your shares are counted at the Annual Meeting, we urge you to vote today.

      If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., Inc. at 800-607-0088.

                                               Regards,

                                               Kim K. Azzarelli
                                               Vice President, Associate General
                                               Counsel and Corporate Secretary